EXHIBIT 21.1

                SINCLAIR BROADCAST GROUP AND ITS SUBSIDIARIES

- -SINCLAIR BROADCAST GROUP, INC.

   -Sinclair Communications, Inc.
     -Chesapeake Television, Inc.
       -Chesapeake Television Licensee, Inc

   -WTTE, Channel 28, Inc.
     -WTTE, Channel 28 Licensee, Inc.

   -WPGH, Inc.
     -WPGH Licensee, Inc.

   -WTTO, Inc.
     -WTTO Licensee, Inc.

   -WCGV, Inc.
     -WCGV Licensee, Inc.

   -WLFL, Inc.
     -WLFL Licensee, Inc.
     -FSF TV, Inc.

  -WTVZ, Inc.
     -WTVZ Licensee, Inc.

   -WDBB, Inc.

   -Tuscaloosa Broadcasting, Inc.

   -WSMH, Inc.
     -WSMH Licensee, Inc.

   -WYZZ, Inc.
     -WYZZ Licensee, Inc.

   -KSMO, Inc.
     -KSMO Licensee, Inc.

   -WSTR, Inc.
     -WSTR Licensee, Inc.

   -SCI - Sacramento, Inc.
     -SCI - Sacramento Licensee, Inc.

   -SCI - Indiana, Inc.
     -SCI - Indiana Licensee, Inc.

   -KDSM, Inc.
     -KDSM Licensee, Inc.







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   -KDNL, Inc.
     -KDNL Licensee, Inc.

   -WLOS, Inc.
     -WLOS Licensee, Inc.

   -KABB, Inc.
     -KABB Licensee, Inc.

   -Sinclair Radio of Buffalo, Inc.
     -Sinclair Radio of Buffalo Licensee, Inc.

   -Sinclair Radio of Wilkes-Barre, Inc.
     -Sinclair Radio of Wilkes-Barre Licensee, Inc.

   -Sinclair Radio of Greenville, Inc.
     -Sinclair Radio of Greenville Licensee, Inc.

   -Sinclair Radio of Nashville, Inc.
     -Sinclair Radio of Nashville Licensee, Inc.

   -Sinclair Radio of Memphis, Inc.
     -Sinclair Radio of Memphis Licensee, Inc.

   -Sinclair Radio of New Orleans, Inc.
     -Sinclair Radio of New Orleans Licensee, Inc.

   -Sinclair Radio of Los Angeles, Inc.
     -Sinclair Radio of Los Angeles Licensee, Inc.

   -Sinclair Radio of St. Louis, Inc.
     -Sinclair Radio of St. Louis Licensee, Inc.

   -Sinclair Radio of Albuquerque, Inc.
     -Sinclair Radio of Albuquerque Licensee, Inc.

   -FSF TV, Inc.

   -Superior Communications of Oklahoma, Inc.
     -Superior OK License Corp.

   -Superior Communications of Kentucky, Inc.
      -Superior KY License Corp.